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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                  July 29, 2003


                              DIOMED HOLDINGS, INC.


           DELAWARE                      000-32045              84-140636
(State or other jurisdiction of  (Commission File Number) (IRS Employer
        incorporation)                                     Identification No.)

           1 DUNDEE PARK
            ANDOVER, MA                                         01810
  (Address of Principal Executive Offices)                    (Zip Code)

       Registrant's telephone number, including area code: (978-475-7771)



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Item 5.  Other Material Important Events and Regulation FD Disclosure
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         The Registrant has adjourned its 2003 annual meeting of stockholders until August 5, 2003, beginning at 10:00 AM at Suite 1620, 9 West 57th Street, New York, New York.
         The Registrant has been named as a defendant in a class action lawsuit commenced on July 28, 2003 in Delaware Chancery Court. The complaint and accompanying motion for permanent injunction challenge one of the amendments to the Registrant's certificate of incorporation that were to have been voted upon at the Registrant's annual meeting of stockholders to have been held on July 29, 2003.
         The claims of the class plaintiff challenge the propriety of the record date set for the 2003 annual meeting, the voting of all outstanding classes of the Registrant's capital stock as one class and the rights of the holders of the Registrant's Class C and Class D Convertible Preferred Stock to convert their preferred shares and vote their preferred shares as if they had been converted.
         The amendment that is the subject of the lawsuit is the amendment that would increase the number of authorized shares of the Registrant's common stock to 500 million.
         The Registrant has determined to take appropriate steps to resolve the issues raised by the lawsuit.




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                                   SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.



                               DIOMED HOLDINGS, INC.
                               (Registrant)

Date:    July 29, 2003         By:       /s/ James A. Wylie, Jr.
                                         ------------------------------------
                               Name:     James A. Wylie, Jr.
                               Title:    President and Chief Executive Officer


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